Exhibit 16.1


[Letterhead of Deloitte & Touche LLP]


December 6, 1999


Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K/A No. 2 of Batteries Batteries, Inc. dated
November 16, 1999.

Yours truly,

/s/Deloitte & Touche LLP